EXHIBIT 10.30
SUBLEASE AGREEMENT

1.              PARTIES

This Sublease Agreement (the "Sublease") is entered into as of the 11th day of January, 2013 by and between STMICROELECTRONICS, INC., a Delaware corporation with principal place of business at 750 Canyon Drive, Coppell, Texas 75019 ("Sublessor"), and EBIOSCIENCE, INC., a California corporation with its principal place of business at 10255 Science Center Drive, San Diego, California 92121 ("Sublessee"), as subject to the terms and conditions of the Main Lease (herein defined). For the purposes of this Sublease, "Main Lease" means, collectively, that certain Office Lease dated June 4, 2004 between Kilroy Realty, L.P., as landlord ("Landlord"), and Sublessor, as tenant, as amended by that First Amendment to Office Lease dated January 1, 2006, that Second Amendment to Office Lease, dated May 13, 2009, and that Third Amendment to Office Lease, dated August 1, 2009. A copy of the Main Lease is attached and hereby made a part of this Sublease as Exhibit A. Pursuant to and in accordance with the terms and conditions of the Main Lease, Landlord leases to Sublessor certain premises (the "Main Lease Premises" or "Premises"), comprising approximately 19,398 rentable square feet of space, in that certain building located at 4690 Executive Drive, San Diego, CA 92121.

2.         PROVISIONS CONSTITUTING SUBLEASE

Sublessor hereby warrants and represents that (i) attached hereto as Exhibit A is a true, correct and complete copy of the Main Lease, (ii) there are no amendments or modifications of the Main Lease except as set forth in Exhibit A, (iii) the Main Lease is in full force and effect, (iv) Sublessor is not in default under the Main Lease, (v) Sublessor has no knowledge of any default by Landlord under the Main Lease, (vi) the Main Lease is to expire on July 31, 2014, (vii) Sublessor has not previously assigned, sublet or otherwise transferred its interest in the Main Lease, (vii) Landlord has not provided notice to Sublessor that it will require the removal of any alteration or improvement installed in the Main Lease Premises, and (viii) Sublessor has not performed any alteration or improvements in the Main Lease Premises without first obtaining Landlord's prior written consent. Sublessee hereby covenants and agrees to accept and abide by all of the terms and conditions contained in the Main Lease (except for the Excluded Provisions (as defined below) and as expressly otherwise provided herein) and this Sublease. Subject to the foregoing, on and after the Commencement Date, all applicable terms and conditions of the Main Lease are incorporated into and made a part of this Sublease as if Sublessee were the Tenant thereunder; provided, however, that the following sections or provisions of the Main Lease (the "Excluded Provisions") are not incorporated into this Sublease and do not form a part of this Sublease (except to the extent they contain defined terms which are used herein): (a) any provisions that are superseded by or in direct conflict with the provisions of this Sublease; (b) any provisions relating to obligations regarding initial preparation of the Premises or the payment of an improvement or other allowance; and (c) any provisions not applicable to a sublessee including but not limited to options or rights to extend or renew the lease term, expand the Premises or rights of first refusal or other similar rights. Subject to the foregoing, on and after the Commencement Date, (i) Sublessee assumes and agrees to perform the Tenant's incorporated obligations under the Main Lease except as otherwise provided herein and (ii) Sublessee hereby covenants and agrees not to commit or suffer any act or omission that will violate any provisions of the Main Lease; provided, however, nothing herein shall reduce or affect the amount of rental payable by the Sublessor to Landlord pursuant to the Main Lease. Rights in favor of the Landlord in the Main Lease shall apply in favor of both Landlord and Sublessor. Obligations of the Landlord contained in the Main Lease shall be obligations of the Landlord and not of the Sublessor. Sublessor shall only be responsible for its obligations under this Sublease and any and all outstanding obligation under the Main Lease arising before the Commencement Date. Sublessor shall not be responsible for any acts or omissions of Landlord.

Except as expressly set forth herein and subject to any agreement with the Landlord as may be outlined within the Landlord Consent document, this Sublease is subject and subordinate, fully in all respects, to the terms and conditions of the Main Lease. In the event that the Main Lease shall terminate or be canceled for any reason whatsoever (and irrespective, at the time of such termination or cancellation, as to whether Sublessee shall be in default with respect to any of its agreements, covenants, obligations or undertakings in this Sublease), this Sublease shall terminate, fully and in all respects, immediately as of the date and time of termination or cancellation of the Main Lease, whereupon Sublessee shall have no further right whatsoever, pursuant to the Sublease or otherwise, to use or occupy the Premises, and thereupon Sublessee shall vacate the Premises and remove from the Premises all of its machinery, equipment, furnishings, furniture, inventory and personal property pursuant to the terms of the Main Lease, subject to Landlord's right to have Sublessee attorn to the Landlord pursuant to Section 14.7 of the Main Lease.

Capitalized terms which are not otherwise defined in this Sublease shall have the meaning given such terms in the Main Lease.

3.         PREMISES

Sublessor leases to Sublessee the premises in its entirety consisting of approximately 19,398 rentable square feet ("RSF") (the "Premises"). The Premises comprises all of the Main Lease Premises and is a portion of the building known as Suite 200 at 4690 Executive Drive, San Diego, CA 92121 (the "Building"), as depicted on Exhibit B.

4.         TERM

4.1                            Term

Subject to Landlord's consent to this Sublease (including a waiver of any prior notice or other applicable provisions), the term (the "Term") of this Sublease shall be for a period commencing on February 1, 2013 ("Commencement Date"), and expiring on the earlier of July 31,2014, or earlier termination in accordance with the terms of this Sublease or the Main Lease (any such date being the "Termination Date"). Sublessee shall reimburse Sublessor for any amounts in excess of $750 due to Landlord as a result of the review and consent process related to this Sublease pursuant to Section 14 of the Main Lease.

5.              RENT

5.1                            Fixed Rent.

From the date which is two (2) months from the Commencement Date (currently estimated as April 1, 2013) and continuing through the Termination Date, Sublessee shall pay to Sublessor, equal monthly installments, in advance, on the first day of each month of the Term hereof (or, for the first rent payment due, if the Commencement Date is not the first day of the month, on the day of rent commencement in a pro rata amount for the remainder of the month) in the amount of $1.65 per RSF per month ("Fixed Rent") (partial months shall be prorated). The rent abatement set forth in this Sublease shall be in lieu of any other similar provision in the Main Lease.

Fixed Rent shall be payable without notice or demand and without any deduction, offset, or abatement, except as provided for in this Sublease, in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. If so required by Landlord, the Fixed Rent shall be paid directly to Landlord upon Sublessee's receipt of written notice to that effect executed by both the Landlord and the Sublessor.

Concurrent with the delivery of the executed Sublease by Sublessee to Sublessor, Sublessee shall also deliver to Sublessor a security deposit in the amount of one (1) month's rent as well as the first month's rent to be applied to month three (3) of the Term.

5.2                            Other Charges

Except as provided in Section 5.3, as of the Commencement Date, Sublessee shall be responsible for other charges under the Main Lease including but not limited to the payment of utilities and janitorial services.

5.3                            Additional Rent.

As defined in Article 4 of the Main Lease, Sublessor will promptly pay to Landlord the amount of Tenant's Share of Direct Expenses charged by Landlord and attributable to Sublessor.

6.              USE

The Premises shall be used pursuant to  the Main Lease and in compliance with all applicable laws, codes and ordinances, and Rules and Regulations attached to the Main Lease.

7.              DEFAULT BY SUBLESSEE

Any breach of this Sublease shall be subject to the same rights and remedies applicable to a similar breach of the Main Lease.

8.              INSURANCE

Sublessee covenants and agrees that from and after the Commencement Date of this Sublease, Sublessee will carry and maintain, at its sole cost and expense, primary insurance as required under the Main Lease, naming Sublessor as an additional insured. Sublessor shall not be required to maintain any insurance. References to insurance applicable to the Landlord shall be references to insurance maintained by the Landlord and not Sublessor.

9.              ASSIGNMENT AND SUBLETTING

9.1                            Assignments and Subleases.

Subject to Section 14 of the Main Lease, Sublessee may not assign or sublet the Premises or any part thereof without first obtaining the prior written consent thereto of both Sublessor and the Landlord.

10. GENERAL

10.1   Entire Agreement.

This Sublease (and the provisions of the Main Lease incorporated by reference herein) embodies the entire agreement between the parties hereto relative to the subject matter hereof and supersedes all previous agreements by and between Sublessor and Sublessee. This Sublease shall not be modified, changed or altered in any respect except in writing signed by both parties hereto, and if required pursuant to the Main Lease, the approval by the Landlord.

10.2                            Notice.
To the extent the Main Lease requires notice to be given by the Landlord to the Sublessor thereunder, Sublessor shall transmit such notice to the Sublessee within two (2) business days following receipt of such notice by the Sublessor and the applicable notice period to the Sublessee shall be reduced by such two (2) business day period plus the time period to transmit the notice from Sublessor to Sublessee. Whenever under this Sublease a provision is made for notice of any kind, such notice, to be effective upon the recipient, must comply with the provisions of Section 29.18 of the Main Lease, as amended from time to time. All notices to be given to Sublessee hereunder shall be given to it at the Premises or until some other place is designated in writing by the Sublessee. All notices to be given to Sublessor hereunder shall be given to it at:

Attn:  Cheryl Woods
STMicroelectronics, Inc.
750 Canyon Drive, Suite 300
Coppell, TX 75019
with a copy to:

Attn:  General Counsel
STMicroelectronics, Inc.
750 Canyon Drive, Suite 300
Coppell, TX 75019

or until some other place is designated in writing by the Sublessor.

10.3                            Furniture.

As part of the consideration for Sublessee's agreement to enter into this Sublease, Sublessor and Sublessee have agreed that Sublessor will transfer to Sublessee certain furniture, fixtures and equipment, including but not limited to network cabling, patch panels and racking, ("FF&E") located in the Premises as of the Commencement Date. Such FF&E is outlined on Schedule 1 to the Bill of Sale attached hereto as Exhibit C and Sublessor will execute and deliver the Bill of Sale to Sublessee on or before the Commencement Date. In the event this Agreement is terminated prior to Sublessee's  occupancy of the Main Lease Premises, Sublessee will reconvey the FF&E to Sublessor.

10.4                            Signage.

Sublessee shall be entitled to all signage rights pursuant to the Main Lease. All costs associated with installation, maintenance and eventual removal of said signage shall be at Sublessee's sole cost and expense.

All costs associated with the removal of Sublessor's existing signage shall be at Sublessor's sole cost and expense and shall be completed within thirty (30) days after the Commencement Date.

10.5                            Restoration.

Sublessee shall not make any alterations to the Main Lease Premises without first obtaining Landlord consent in accordance with the Main Lease. In the event that Landlord agrees that such alterations may remain in the Main Lease Premises at the expiration of the Term of this Sublease, Sublessor shall not require such alterations to be removed. Sublessee shall remove any alterations that Landlord requires be removed at the end of the Term.

10.6                            Indemnification.
Sublessor shall defend, indemnify and hold Sublessee harmless from any and all Landlord or third party claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys' fees), liabilities and damages of any kind or nature whatsoever that Sublessee may sustain by reason of Sublessor's breach or non-fulfillment (whether by action or inaction) at any time of any covenant or obligation under the Main Lease to be performed by Sublessor at any time prior to the Commencement Date or under this Sublease.

Sublessee shall defend, indemnify and hold Sublessor harmless from any and all Landlord or third party claims, demands, causes of action, losses, costs (including, without limitation, reasonable court costs and attorneys' fees), liabilities and damages of any kind or nature whatsoever that Sublessor may sustain by reason of Sublessee's breach or non-fulfillment (whether by action or inaction) at any time of any covenant or obligation under the Main Lease or this Sublease to be performed by Sublessee at any time on and after the Commencement Date.

The indemnification obligation under this Section shall be conditioned upon the indemnified party giving notice to the indemnifying party promptly after the indemnified party receives notice of the claim, the indemnified party cooperating with the indemnifying party, at the indemnifying party's expense, and giving the indemnifying party control over the settlement or negotiation of the claim. This Section 10 shall survive the expiration or termination of the Sublease.

11.              BROKERAGE

Sublessor and Sublessee represent that other than Colliers International and CBRE, there were no other brokers instrumental in consummating this transaction and that no conversation or negotiations took place between Sublessor or Sublessee and any other broker concerning this transaction. Sublessee and Sublessor agree to indemnify, defend and hold each other harmless from any expenses, obligations or liabilities arising from claims for leasing commissions or similar fees by any other broker or salesperson arising out of any agreement made by such party. Sublessor shall pay to such brokers leasing commissions in connection with this Sublease pursuant to separate written agreements between Sublessor and such brokers.

12.              CONDITION OF PREMISES

The Main Lease Premises shall be delivered by Sublessor to Sublessee broom clean and free of Sublessor's personal property (other than the "FF&E" as defined above) and otherwise in "As Is" condition with all built-in cabinets, book shelves, appliances, and all other leasehold improvements located thereon remaining in place.

Sublessor represents and warrants to Sublessee that Sublessor has not caused or allowed any Hazardous Materials to be released or otherwise placed on or under the Premises in violation of the Main Lease.

13.              LANDLORD'S CONSENT

Sublessor must obtain the consent of Landlord to any subletting pursuant to the Main Lease. Accordingly, this Sublease shall not be effective unless, on or before 30 days after the date hereof, Landlord signs and delivers to Sublessor its consent to this Sublease. Sublessee specifically acknowledges and agrees to the terms of Section 14 of the Main Lease including the waiver of damage claims under the last paragraph of Section 14.2.

14.              GOVERNING LAW

This Agreement will in all respects be governed by and interpreted in accordance with the laws of the State of California, without reference to its conflict of law provisions.  The parties hereby agree that all disputes arising out of this Agreement will be subject to the exclusive jurisdiction of and venue in the federal and state courts located in the County of San Diego, State of California.  Each party hereby consents to the personal and exclusive jurisdiction and venue of these courts.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Sublease with the Exhibits attached hereto as of the date first written above.

SUBLESSEE:

EBIOSCIENCE, INC.

By:            /s/ Anthony Ward
Name:            Anthony Ward
Title:            VP Commercial Affairs
Date:            1/1/2013

SUBLESSOR:

STMICROELECTRONICS, INC.

By:            /s/ Geoff West
Name:            Geoff West
Title:            VP Finance, CFO
Date:            1/17/2013

Landlord hereby consents to the Sublease; provided, however, such consent is granted by Landlord only upon the terms and conditions set forth in this Sublease and the Landlord Consent document.

KILROY REALTY, L.P.

By:            /s/ Robert Virysiak
Name:            Robert Virysiak
Title:            President and CEO
Date:            Jan 28, 2013

Exhibit A
Main Lease
OFFICE LEASE KILROY REALTY
4690 EXECUTIVE DRIVE

KILROY REALTY, L.P.,
a Delaware limited partnership,
as Landlord,
and

STMICROELECTRONICS,

a Delaware corporation,

as Tenant.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                                                                                [STMicroelectronics, Inc.]

TABLE OF CONTENTS

                                                   TITLE Page

ARTICLE 1                        PREMISES, BUILDING, PROJECT, AND COMMON AREAS 4

ARTICLE 2                        LEASE TERM; OPTION TERM 5

ARTICLE 3                        BASE RENT 9

ARTICLE 4                        ADDITIONAL RENT 9

ARTICLE 5                        USE OF PREMISES 17

ARTICLE 6                        SERVICES AND UTILITIES 18

ARTICLE 7                        REPAIRS 21

ARTICLE 8                        ADDITIONS AND ALTERATIONS 22

ARTICLE 9                        COVENANT AGAINST LIENS 24

ARTICLE 10                      INSURANCE 25

ARTICLE 11                      DAMAGE AND DAMAGES 29

ARTICLE 12                      NONWAIVER 31

ARTICLE 13                      CONDEMNATION 32

ARTICLE 14                     ASSIGNMENT AND SUBLETTING 32

ARTICLE 15                     SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES 37

ARTICLE 16                     HOLDING OVER 38

ARTICLE 17                      ESTOPPEL CERTIFICATES 38

ARTICLE 18                      SUB ORDINATION 39

ARTICLE 19                      DEFAULTS; REMEDIES 39

ARTICLE 20                      COVENANT OF QUIET ENJOYMENT 42

ARTICLE 21                      SECURITY DEPOSIT 43

ARTICLE 22                      TELECOMMUNICATIONS EQUIPMENT 43

ARTICLE 23                      SIGNS 44

KILROY REALTY
571981.06/WLA
K4064-066/6-8-04/pjr/pjr
(i)
4690 Executive Drive
[STMicroelectronics, Inc.]

ARTICLE 24                       COMPLIANCE WITH LAW 46

ARTICLE 25                       LATE CHARGES 47

ARTICLE 26                       LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT 47

ARTICLE 27                       ENTRY BY LANDLORD 48

ARTICLE 28                       TENANT PARKING 49

ARTICLE 29                       MISCELLANEOUS PROVISIONS 49

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                                                                                [STMicroelectronics, Inc.]

INDEX

       Title Page

Accountant 16
Additional Notice 21
Additional Rent 9
Alterations 22
Applicable Laws 46
Award 8
Bank Prime Loan 47
Base Building 23
Base Rent 9
BOMA 5
Brokers 54
B S/B S Exception 21
Building Hours 18
Building Monument Sign 44
Building Structure 21
Building Systems 21
CC&Rs 17
Common Areas 5
Comparable Area 7
Comparable Buildings 7
Comparable Deals 6
Comparable Term 7
Control 37
Cosmetic Alterations 22
Damage Termination Date 30
Damage Termination Notice 30
Direct Expenses 9
Eligibility Period 21
Environmental Laws 56
Estimate 15
Estimate Statement 15
Estimated Direct Expenses 15
Excess 14
Exercise Notice 7
Expense Year 10
Force Majeure 52
Hazardous Material(s) 56
Head-Stone Sign 45
Holidays 18
HVAC 18
Indemnification Requirements 56
Initial Notice 21
Interest Rate 47
Landlord 1

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                                                                                  [STMicroelectronics, Inc.]

Page(s)

Landlord Default 21
Landlord Parties 25
Landlord Repair Notice 29
Landlord Response Date 7
Landlord Response Notice 7
Landlord's Market Rent Calculation 7
Lease 1
Lease Commencement Date 5
Lease Expiration Date 5
Lease Term 5
Lease Year 5
Lines 55
Mail 52
Market Rent 6
Neutral Arbitrator 8
Nondisturbance Agreement 39
Notices 52
Objectionable Name 45
Operating Expenses 10
Option Rent 6
Option Term 5
Option Term TI Allowance 7
Original Improvements 27
Original Tenant 5
Outside Agreement Date 8
Permitted Transferee 37
Premises 4
Proposition 13 13
Refurbishment Alterations 1
Renovations 55
Rent Concessions 6
Rent 9
Review Period 16
Sign Specifications 45
Statement 14
Subject Space 33
Summary 1
Tax Expenses 13
Telecommunications Equipment 43
Tenant 1
Tenant Parties 25
Tenant Work Letter 4
Tenant's Market Rent Calculation 7
Tenant's Share 14
Tenant's Signage 44

KILROY REALTY
57198106/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  (iv)[STMicroelectronics, Inc.]

Page(s)

Transfer 36
Transfer Notice 32
Transfer Premium 34
Transferee 32
Transfers 32

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  (v)[STMicroelectronics, Inc.]

4690 EXECUTIVE DRIVE
      OFFICE LEASE
This Office Lease (the "Lease"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "Summary"), below, is made by and between KILROY REALTY, L.P., a Delaware  limited partnership("Landlord"),and STMICROELECTRONICS, INC., a Delaware corporation ("Tenant").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE                                                DESCRIPTION

1.          Date:                                                                          June 4, 2004.

2.          Premises:

2.1          Building:

That  certain  two (2)-story  building (the "Building") located at 4690 Executive Drive, San Diego, California 92121, which Building contains 50,929 rentable square feet of space.

2.2          Premises:

25,464   rentable   square   feet   of   space comprising all of the second (2nd) floor of the Building and commonly known as Suite 200, as further set forth in Exhibit A to the Office Lease. The Building is part of a single-building office project known as "4690 Executive Drive," as further set forth in Section 1.1.2 of this Lease.

2.3          Project:
3.          Lease Term (Article 2):

3.1          Length of Term:

Approximately  five  (5)  years  and  no  (0) months.

3.2          Lease Commencement Date:

July 19, 2004.

3.3          Lease Expiration Date:

July 31, 2009.

3.4          Option Term:
                   One (1) five (5)-year option to renew, as more particularly set forth in Section 2.2 of this Lease.

57I981.06/WLA
K4064-066/6-8-04/pjr/pjr
KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

      4.              Base rent (Article 3):
                                                                                                                                              Monthly
                                                                                                 Monthly                            Rental Rate
                                                     Annual                             Installment                         per Rentable
        Lease Year                        Base Rent                        of Base Rent                        Square Foot
*	The initial Annual Base Rent (and Monthly Installment of Base Rent) was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises. In all subsequent Lease Years, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of 3.25%. Notwithstanding the calculations identified above, in each instance the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), and the Annual Base Rent is, therefore, an amount equal to exactly twelve (12) times such rounded Monthly Installment of Base Rent amount.

      5.              Intentionally Omitted
             (Article 4):

      6.              Tenant's Share 50.00%
      (Article 4):

      7.                     Permitted Use
(Article 5):	Provided any such use is legally permissible, Tenant shall use Premises solely for (i) general office use, (ii) engineering office use, (iii) research and development/testing laboratory use, and (iv) uses incidental thereto to the extent the same comply with applicable laws and zoning and are consistent with the character of the Project as a first-class office building Project.

      8.                  Security Deposit
(Article 21):	None

      9.                     Parking Pass Ratio
(Article 28):	Three (3) unreserved parking passes for every 1,000 rentable square feet of the Premises.

10.          Address of Tenant
(Section 29.18):

STMicroelectronics, Inc.
4690 Executive Drive, Suite 200 San Diego, California 92121 Attention: Aldo Cometti
(Prior to and after Lease Commencement Date) with a copy to:
STMicroelectronics, Inc.
1310 Electronics Drive, MS 2346 Carrollton, Texas 75006
Attention: General Counsel

11.          Address of Landlord
(Section 29.18):

See Section 29.18 of the Lease.

12.          Broker
(Section 29.24):

The Staubach Company
11988 El Camino Real, Suite 150 San Diego, California 92130
Attention: Mr. John Jarvis

13.          Refurbishment Allowance
(Exhibit B):

$509,280.00  (which  amount was  calculated based upon $20.00 per Rentable Square Foot for each of the 25,464 Rentable Square Feet of space in the Premises).

57I981.06/WLA
K4064-066/6-8-04/pjr/pjr-3-

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1          Premises, Building, Project and Common Areas.

1.1.1            The Premises.   Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to that certain lease (the "Prior Lease") dated as of April 27, 1998, by and between University Center LLC, a California limited   liability   company,   predecessor-in-interest   to   Landlord,   and   SGS-Thomson Microelectronics, Inc., a Delaware corporation, predecessor-in-interest to Tenant (as such Prior Lease was amended by that certain "First Amendment to Lease" dated June 16, 1999 and that certain "Second Amendment to Lease" dated July 23, 1999, the "Prior Lease Agreement"), and therefore except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the "Tenant Work Letter"), Tenant shall continue to accept the Premises in its presently existing, "as is" condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter.
1.1.2          The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the "Building"). The Building constitutes the primary element of that certain single-building office project known as "4690 Executive Drive." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, and
(ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.
1.1.3          Common Areas.   Tenant shall have the non-exclusive right to use in common with Landlord and any other tenants in the Project (if any), and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in

KILROY REALTY
57I981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                    -4-[STMicroelectronics, Inc.]

its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably and materially interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant's rights or access hereunder.   Except when and where Tenant's right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the "Lease Term," as that term is defined in Section 2.1, below.
1.2          Stipulation of Rentable Square Feet of Premises and Building.  For purposes of this Lease, "rentable square feet" of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary.  Landlord and Tenant hereby acknowledge and agree that such determination was calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996 ("BOMA").

ARTICLE 2

LEASE TERM; OPTION TERM
2.1          Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided.   For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that (i) the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the calendar month in which the first anniversary of such Lease Commencement Date occurs (i.e., July 19, 2004 through July 31, 2005), and the second and each succeeding Lease Year shall commence on the first day of the next calendar month (i.e., from August 1 to following July); and further provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2          Option Term.

2.2.1          Option Right. Landlord hereby grants the Tenant originally named in this
Lease (the "Original Tenant") and any "Permitted Transferee," as that term is set forth in Section 14.8 of this Lease, one (1) option to extend the Lease Term for the entire Premises by a period of five (5) years (the "Option Term"). Such option shall be exercisable only by Notice

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -5-[STMicroelectronics, Inc.]

delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve(12) month period, and (iii) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term. Upon the proper exercise of such option to extend, and provided that, as of the end of the Lease Term, (A) Tenant is not in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (B) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve(12) month period, and (C) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Permitted Transferee is in occupancy of no less than fifty percent (50%) of the Premises.
2.2.2 Option Rent.  The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to ninety-five percent (95%) of the Market Rent as set forth below.   For purposes of this Lease, the term "Market Rent" shall mean rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Market Rent) comparable in size, location and quality to the Premises for a "Comparable Term," as that term is defined in this Section 2.2.2 (the "Comparable Deals"), which comparable space is located in the "Comparable Buildings," as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant's direct utility payments provided for in Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively,  the "Rent  Concessions"): (a) rental  abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises to the extent paid for with the Tenant Improvement Allowance (such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant), (c) Proposition 13 protection, if any, being granted such tenants, and (d) all other monetary concessions, if any, being granted

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -6-[STMicroelectronics, Inc.]

such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term "Comparable Term" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question.   In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations during any Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants)  If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the "Option Term TI Allowance"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant).  The term "Comparable Buildings" shall mean the Building and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the UTC (i.e., the area from two (2) blocks to the North of La Jolla Village Drive to two (2) blocks to the South of La Jolla Village Drive between the 1-5 and 1-805 freeways) and Del Mar areas of San Diego, California (the ("Comparable Area").
2.2.3 Exercise of Option.  The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3.  Tenant shall deliver notice (the "Exercise Notice") to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "Tenant's Market Rent Calculation"). Landlord shall deliver notice (the "Landlord Response Notice") to Tenant on or before the date which is nine (9) months prior to the expiration of the initial Lease Term (the "Landlord Response Date"), stating that (A) Landlord is accepting Tenant's Market Rent Calculation as the Market Rent, or (B) rejecting Tenant's Market Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "Landlord's Market Rent Calculation"). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Market Rent Calculation.  If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Market Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in
Section 2.2.4.

KILROY REALTY
57198 I.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -7-[STMicroelectronics, Inc.]

2.2.4 Determination of Market Rent.   In the event Tenant objects or is deemed to have objected to Landlord's Market Rent Calculation, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts.  If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection or deemed objection to the Landlord's Market Rent Calculation (the "Outside Agreement Date"), then in connection with the Option Rent, Landlord's Market Rent Calculation and Tenant's Market Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the TCCs of this Section 2.2.4.  The submittals shall be made concurrently with the selection of the arbitrator pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.2.

2.2.4.1 Landlord and Tenant mutually and reasonably select one arbitrator
("Neutral Arbitrator") who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office properties in the Comparable Area.   The determination of the arbitrators shall be limited solely to the issue of whether Landlord's Market Rent Calculation or Tenant's Market Rent Calculation is the closest to the actual Market Rent as determined by the Neutral Arbitrator, taking into account the requirements of Section 2.2.2 of this Lease.  Such Neutral Arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.   Neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

2.2.4.2 The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord's Market Rent Calculation or Tenant's Market Rent Calculation, as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease, is closest to Market Rent as determined by such Neutral Arbitrator and simultaneously publish a ruling ("Award") indicating whether Landlord's Market Rent Calculation or Tenant's Market Rent Calculation is closest to the Market Rent as so determined by the Neutral Arbitrator.   Following notification of the Award, the Landlord's Market Rent Calculation or the Tenant's Market Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent shall become the then applicable Market Rent (and the Option Rent shall be established as ninety-five percent (95%) of such Market Rent (with applicable escalations)).

2.2.4.3 The Award issued by the Neutral Arbitrator shall be binding upon Landlord and Tenant.

2.2.4.4 If Landlord and Tenant fail to reasonably and mutually select the
Neutral Arbitrator within fifteen (15) days after the Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                    -8-[STMicroelectronics, Inc.]

2.2.4.5 The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3 BASE RENT
Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, which payment shall be, except as expressly provided in this Lease to the contrary, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent.  All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT
4.1          General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease.   Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
4.2          Definitions of Key Terms Relating to Additional Rent.   As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1          Intentionally Omitted.

4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

KILROY REALTY
57I981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -9-[STMicroelectronics, Inc.]

4.2.3          "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone,  mechanical,  sanitary,  storm drainage,  and  elevator systems,  and the cost  of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including a management fee (which management fee shall equal three and one-half percent (31/2%) of the Base Rent due under this Lease), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Regional Asset Manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof, to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith; (xiii) the cost of capital  improvements  or other costs  incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or  anticipated  conservation  programs, (C) which  are  replacements  or  modifications  of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -10-[STMicroelectronics, Inc.]

governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be shall be amortized with interest at the "Interest Rate," as that term is set forth in Article 25 of this Lease, over the shorter of (1) seven (7) years, or (2) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other .services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under  any  easement,  license,  operating  agreement,  declaration,  restrictive  covenant,  or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)          costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b)          except  as  set  forth  in  items (xii), (xiii),  and  (xiv)  above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c)          costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)          any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)          costs  associated  with  the  operation  of the  business  of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                                                                                [STMicroeleetronics, Inc.]

(f)          the wages and benefits of any employee who does not devotesubstantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g)          amount paid as ground rental for the Project by the Landlord;

(h)          overhead  and  profit  increment paid  to  the  Landlord  or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;
(i)          any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)          rentals  and  other  related  expenses  incurred  in  leasing  air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k)          all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(1)          costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m)          any costs expressly excluded from Operating Expenses elsewherein this Lease;

(n)          rent  for  any  office  space  occupied  by  Project  management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o)          costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

and

(p)          costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal,

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -12-[STMicroelectronics, Inc.]

State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.
If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

4.2.5 Taxes.

4.2.5.1 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the  rent, right to rent or other income from the Project, or any portion thereof; or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -13-[STMicroelectronics, Inc.]

Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.  Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax. Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6  "Tenant's Share" shall mean the percentage set forth in Section 6 of the Summary.

4.3          Intentionally Omitted.

4.4          Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "Excess").
4.4.1          Statement of Actual Building Direct Expenses  and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state in general major categories the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses.   Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (an "Excess"), Tenant shall receive a

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -14-[STMicroelectronics, Inc.]

credit in the amount of such Excess against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant's Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant's Share of Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive  the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.
4.4.2 Statement  of Estimated Building Direct Expenses.  In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant's Share of Direct Expenses (the "Estimated Direct Expenses"). Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the 'monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5          Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1          Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -15-[STMicroelectronics, Inc.]

value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
4.5.2          If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.
4.5.3          Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
4.6          Landlord's Books and Records. Upon Tenant's written request given not more than ninety (90) days after Tenant's receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant's written request therefor.  Within one hundred eighty (180) days after receipt of a Statement by Tenant (the "Review Period"), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be.  In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves

KILROY REALTY
57198 I.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -16-[STMicroelectronics, Inc.]

that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES
5.1          Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.
5.2          Prohibited Uses.  The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Building. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant's business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.   Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3          CC&Rs. Landlord represents and warrants that as of the date of this Lease there are no  recorded  covenants,  conditions,  and restrictions  affecting the  Project. Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the "CC&Rs") which Landlord,  in Landlord's  discretion,  deems reasonably necessary or desirable, and Tenant agrees that, to the extent such CC&Rs do not materially

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -17-[STMicroelectronics, Inc.]

adversely affect Tenant's use of the Premises for the Permitted Use and Tenant's access to the Premises, (i) this Lease shall be subject and subordinate to such CC&Rs, (ii) Tenant shall comply with all such CC&Rs, and (iii) Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging such CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1          Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
6.1.1          Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 7:30 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 12:00 P.M. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively,  the "Holidays"); provided, however, in no event shall Martin Luther King Day, Columbus Day, or Veterans Day be included as Holidays.
6.1.2          Landlord  shall provide  adequate  electrical wiring  and  facilities  for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one and one-half (11/2) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant will design Tenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral  conductors,  derating transformers  and/or providing power-line filters. Engineering plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant shall be provided access to the lighting controls for each floor of the Building within the Premises.

6.1.3          Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -18-[STMicroelectronics, Inc.]

6.1.4                                      Landlord shall provide exterior window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.
6.1.5          Subject to Landlord's reasonable maintenance and repair requirements for the Building elevators, Landlord shall provide nonexclusive, non-attended automatic passenger elevator service at all times. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.
6.2          Above Standard Tenant Services. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall directly pay to Landlord one hundred percent (100%) of the total cost (including any permitting and/or other implementation costs) of providing all services (and related equipment) required by Tenant which are in excess of the services set forth in Section 6.1, above, including, but not limited to, (i) twenty-four (24) hour security services to the Project, (ii) parking management systems, equipment and/or personnel, and (iii) twenty-four (24) hour porter service.
6.3          Direct Payment of Premises Utility Costs.  Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall pay one hundred percent (100%) of the cost of all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises and shall also itself provide (or otherwise directly contract for) its own janitorial services for the Premises.   Tenant's utility use shall include electricity, water, and gas use for lighting, incidental use and HVAC. All such Premises utility and janitorial payments (as opposed to corresponding payments attributable to the Common Areas) shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider and/or janitorial company, as applicable.  Landlord and Tenant hereby acknowledge and agree that the Premises has been separately metered.
6.4          Tenant Maintained Janitorial & Security.  Tenant hereby acknowledges that Landlord shall have no obligation to provide janitorial services for the Premises, and no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant shall directly contract for, or itself provide, janitorial services for the Premises, which janitorial services shall be at Tenant's sole cost and expense and which shall be consistent with janitorial standards for first class office buildings and the Comparable Buildings.  Any such security measures for the benefit of the Premises, the Building or the Project shall be provided by Tenant, at Tenant's sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

6.5          Overstandard Tenant Use.

6.5.1          Generally. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -19-[STMicroelectronics, Inc.]

equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption.  Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.
6.5.2 HVAC.  Tenant shall be provided access to the HVAC controls for the second (2nd) floor of the Building.  If Tenant uses HVAC in excess of two hundred forty (240) cumulative hours during any calendar month of the Lease Term, such excess-hours of HVAC (the "After Hours HVAC") shall be provided to Tenant subject to Tenant's payment to Landlord of an amount reasonably determined by Landlord to be its actual cost of providing such service (which cost shall specifically include, but not be limited to, a reasonable administration expense, electrical costs, and the amount directly attributable to increased wear and tear on existing Building Systems caused by such After Hours HVAC); provided, however, promptly following Tenant's request therefore, Landlord shall provide reasonable backup documentation in support of Landlord's determination of such excess-hours charge; provided further, however, Tenant's use of After Hours HVAC (i.e., for hours other than the Building Hours) shall be for a minimum of four (4) consecutive hours per such use. As of the execution of this Lease, the excess-hours charge is anticipated to total approximately $15.00 per floor per hour.  Amounts payable by Tenant to Landlord for such excess-hours use shall be deemed Additional Rent and shall be paid within thirty (30) days after Tenant's receipt of an invoice therefor.
6.6          Interruption of Use.  Except as otherwise provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -20-[STMicroelectronics, Inc.]

6.7          Rent Abatement.   If Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Landlord Default").   If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the "Eligibility Period"), Tenant may deliver an additional notice to Landlord (the "Additional Notice"), specifying such Landlord Default and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises.  Such right to abate Rent shall be Tenant's sole and exclusive remedy at law or in equity for a Landlord Default.  Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.
ARTICLE 7 REPAIRS
Landlord shall maintain in first-class condition and operating order and keep in good repair  and  condition the  structural  portions  of the  Building,  including  the  foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "Building Structure") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the "Building Systems") and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant's use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carries or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS/BS Exception"). Tenant shall, at Tenant's own expense, keep the entire Premises (specifically  including,   without  limitation,  the  following: (x) all   "Tenant Improvements" constructed pursuant to the Tenant Work Letter attached to this Lease as Exhibit B , all "Alterations," as that term is defined in Article 8, below, (y) the floor or floors of the Building on which the Premises are located, and (z) interior glass, doors, frames, hardware, locks, light bulbs, ballasts, and all other improvements, fixtures and furnishings within the Premises) in good order, repair and condition at all times during the Lease Term; provided, however, Tenant's obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant's own expense, but

KILROY REALTY
57198 I.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -21-[STMicroelectronics, Inc.]

under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may (after written notice to Tenant and Tenant's failure to (A) commence repair within five (5) business days thereafter, or (B) diligently pursue the such repair to completion), but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same; provided further, however, that any such repairs to the Building Structure and the Building Systems which are required to be performed by Tenant pursuant to the BS/BS Exception shall be under the supervision and subject to the prior approval of Landlord. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall reasonably desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises;  provided that, with respect to  items (ii)  and (iii)  above,  Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of or access to, the Premises.   Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS
8.1          Landlord's Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the "Cosmetic Alterations").  The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -22-[STMicroelectronics, Inc.]

8.2          Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord's timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building.  The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the "as built" drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
8.3          Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5.0%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.   If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.
8.4          Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -23-[STMicroelectronics, Inc.]

Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof   In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.
8.5          Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, (i) to remove any identified Alterations or improvements in the Premises, (ii) to repair any damage to the Premises and Building caused by such removal, and (iii) to return the affected portion of the Premises to a Building-standard tenant improved condition as reasonably determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to such Alterations or Cosmetic Alterations, (A) Tenant requests Landlord's decision with regard to the removal of such Alterations or Cosmetic Alterations, and (B) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten
(10) business days following Landlord's receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, then Tenant shall be deemed to be holding over in the Premises and the TCCs of Article 16 of this Lease shall apply. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS
Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims,

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -24-[STMicroelectronics, Inc.]

liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.   Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INSURANCE
10.1          Indemnification and Waiver. To the extent not prohibited by law and except as otherwise expressly provided herein to the contrary, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.  Subject to the TCCs of Section 10.5 of this Lease, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) (collectively, "Claims") incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, the "Tenant Parties"), in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, and except to the extent such suit arises from the negligence or willful misconduct of Landlord, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees.  Subject to the TCCs of Section 10.5 below, Landlord hereby indemnifies the Tenant Parties and holds the Tenant Parties harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties.  Further, Landlord's and Tenant's agreement to indemnify the Tenant Parties and the Landlord Parties, respectively, pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its

KILROY REALTY
57198 I.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -25-[STMicroelectronics, Inc.]

obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Landlord's or Tenant's  indemnification obligations, as the case may be; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.   The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.   Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord pursuant to, and in accordance with, the TCCs of Article 16 of this Lease.

10.2          Landlord's Fire, Casualty and Liability Insurance.
10.2.1 Landlord shall maintain Commercial/Comprehensive General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas and with respect to Landlord's activities in the Premises.
10.2.2 Landlord shall insure the Building and Landlord's remaining interest in the Tenant Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss — Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without deduction for depreciation.
10.2.3 Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler & Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.
10.2.4 The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.
10.2.5 Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake (with deductibles that are consistent with those maintained by reasonably prudent landlords of Comparable Buildings), (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof
10.2.6 Notwithstanding  the  foregoing provisions  of this Section 10.2,  the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-06616-8-04/pjr/pjr                                                                                  -26-[STMicroelectronics, Inc.]

a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employer's Liability coverage as required by applicable law. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises.  If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3          Tenant's Insurance.   Tenant shall maintain the following coverages in the following amounts.
10.3.1 Commercial/Comprehensive General Liability Insurance  covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof)  arising out of Tenant's  operations,  and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and                                                           $3,000,000 each occurrence
Property Damage Liability                                            $3,000,000  annual aggregate,  or
                                                                                          any  combination  of primary insurance and excess insurance

Personal Injury Liability                                                $3,000,000 each occurrence
$3,000,000  annual aggregate, or
any  combination  of primary
insurance and excess insurance 0% Insured's participation

The foregoing limits may be satisfied by a general liability and an umbrella policy provided that (i) the Project or Premises, as applicable, are specifically covered  (by rider, endorsement or otherwise), and (ii) such policy otherwise complies with the provisions of this Section 10.3.
10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "Original Improvements"), and (iii) all other improvements, alterations and additions to the Premises.  Such insurance shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.
10.3.3 Worker's  Compensation  or  other  similar  insurance pursuant to  all applicable state and local statutes and regulations, and Employer's Liability Insurance or other

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -27-[STMicroelectronics, Inc.]

similar insurance pursuant to all applicable state and local statutes and regulations, with a waiver of subrogation endorsement and with minimum limits of One Million and No/100 Dollars ($1,000,000.00) per employee and One Million and No/100 Dollars ($1,000,000.00) per occurrence.
10.3.4 Comprehensive Automobile Liability Insurance covering all owned, hired, or  non-owned  vehicles  with  the  following  limits  of  liability: One  Million  Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.
10.3.5 Business Interruption and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2, above.
10.4          Form of Policies.   The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing.  Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least fifteen (15) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.
10.5          Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6          Additional Insurance Obligations.  With respect to any Option Term, Tenant shall carry and maintain during such entire Option Term, at Tenant's sole cost and expense,

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -28-[STMicroelectronics, Inc.]

increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord's request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION
11.1          Repair of Damage to Premises by Landlord.   Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.   If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.   Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "Landlord Repair Notice") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -29-[STMicroelectronics, Inc.]

right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.
11.2          Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -30-[STMicroelectronics, Inc.]

respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners  and  their respective  officers,  agents,  servants,  employees,  and  independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.  In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.
11.3          Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any  statute  or regulation of the  State of California,  including, without limitation, Sections 1932(2) and 1933 (4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER
No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -31-[STMicroelectronics, Inc.]

ARTICLE 13

CONDEMNATION
If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.   Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.   Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING
14.1          Transfers. Subject to the TCCs of Section 14.8, below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this .Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer

KILROY REALTY
571981.06/                                                                                                                                                      ✓LA              4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -32-[STMicroelectronics, Inc.]

Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord.
14.2          Landlord's Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;
14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;
14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -33-[STMicroelectronics, Inc.]

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or
14.2.7 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.
If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said sixmonth period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.  Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent, except to the extent that a court of competent jurisdiction determines that Landlord unreasonably withheld or delayed its consent to a Transfer under this Article 14.
14.3          Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) attorneys' fees reasonably incurred by Tenant in connection with the Transfer, and (iv) any brokerage commissions in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.   In the

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -34-[STMicroelectronics, Inc.]

calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee's Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid,  taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance.  For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.
14.4          Landlord's Option as to Subject Space. In the event that a proposed Transfer, if consented to, would cause fifty percent (50%) or more of the Premises to be subleased or licensed to a party (or parties) other than Original Tenant and/or its Permitted Transferee, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, in the event Landlord so elects to recapture the Subject Space, Tenant may rescind its Transfer Notice (in which no Landlordrecapture shall result) by delivering written notice of Tenant's rescission election to Landlord within two (2) business days following Tenant's receipt of Landlord's recapture notice. Unless so rescinded by Tenant pursuant to the immediately preceding sentence, such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated-on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.
14.5          Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -35-[STMicroelectronics, Inc.]

thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.
14.6          Additional Transfers.  For purposes of this Lease (but subject to the TCCs of Section 14.8, below), the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than (x) in connection with a public offering on a recognized stock exchange, or (y) to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
14.7          Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person.  If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.
14.8          Non-Transfers.   Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -36-[STMicroelectronics, Inc.]

The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a "Permitted Transferee."  "Control," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
            REMOVAL OF TRADE FIXTURES
15.1          Surrender of Premises.   No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
15.2          Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.   Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant (collectively, the "Personal Property"), as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.   In the event that Tenant shall fail to remove such Personal Property from the Premises and repair all resulting damage to the Premises as set forth hereinabove, then Landlord may do so and may charge the cost thereof to Tenant. In the event Landlord elects to so remove the Personal Property and/or repair the damage caused to the Premises by such removal, then notwithstanding any contrary terms of Section 8.5 of this Lease, Tenant's failure to remove and/or failure to repair shall not be deemed a holdover for purposes of Article 16 of this Lease.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -37-[STMicroelectronics, Inc.]

ARTICLE 16

HOLDING OVER
If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred fifty percent (150%) during the first three (3) months immediately following the expiration or earlier termination of the Lease Term, and two hundred percent (200%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.   Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.   If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; provided, however, that in no event shall Tenant be liable for any such consequential damages to the extent accruing (A) prior to the later to occur of (1) the date which is sixty (60) days following the expiration or earlier termination of the then-applicable Lease Term, and (2) the date which is sixty (60) days following written notice of such potential liability under this Article 16, or (B) during the term of any month-to-month tenancy that is created pursuant to the TCCs of this Article 16, above.

ARTICLE 17

ESTOPPEL CERTIFICATES
Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -38-[STMicroelectronics, Inc.]

Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION
Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of this Lease, Landlord covenants that no deed of trust, mortgage, other encumbrance, or ground or underlying lease encumbers the Premises, Building or Project. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "Nondisturbance Agreement") in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms and conditions of this Article 18.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant.  Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Subject to Tenant's receipt of the Nondisturbance Agreement described herein,  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1          Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -39-[STMicroelectronics, Inc.]

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease within five (5) business days of Tenant's receipt of written notice from Landlord that the same was not paid when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment of the Premises as defined by applicable law; or
19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or
19.1.6 Tenant's failure to occupy the Premises within ten (10) business days after the Lease Commencement Date.
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
19.2          Remedies Upon Default.   Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -40-[STMicroelectronics, Inc.]

possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(a)          The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)          The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(c)          The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e)          At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent _(1%).
19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -41-[STMicroelectronics, Inc.]

19.3          Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
19.4          Form of Payment After Default.   Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.
19.5          Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.   Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
19.6          Landlord Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT
Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs,

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -42-[STMicroelectronics, Inc.]

provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT
Tenant shall not be obligated to maintain any security deposit with Landlord in connection with Tenant's leasing of the Premises (in its initial configuration) for the initial Lease Term.

ARTICLE 22

TELECOMMUNICATIONS EQUIPMENT
At any time during the Lease Term, subject to the TCCs of this Article 22 and Article 8 of this Lease, Tenant may install, at Tenant's sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, up to one (1) twenty-four inch (24") satellite dish (and reasonable equipment related thereto), servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the "Telecommunications Equipment") upon the portion of the roof of the Building designated by Landlord for such equipment. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the  location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord's reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord.  Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense.  In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof.   Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear accepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed.  Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. Tenant shall not be entitled to license its Communication Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by an unrelated third party.   Tenant's right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord's continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use   shall   not  materially   interfere  with (or  preclude   the   installation  of)  Tenant's Telecommunications Equipment.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-044jr/pjr                                                                                  -43-[STMicroelectronics, Inc.]

ARTICLE 23

SIGNS
23.1          Full Floors.  Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the second (2nd) floor elevator lobby, provided that such signs must not be visible from the exterior of the Building; provided, however, Landlord shall be able to locate its standard identification signage in the lobby of the Building and/or immediately inside the main entrance doors to the Building.
23.2          Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.
23.3          Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth in Section 23.4, below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs (subject to the TCCs of Section 23.4 of this Lease), window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.
23.4          Tenant's Signage.  Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Premises (collectively, the "Tenant's Signage"):

(i)

Non-exclusive Building-top signage consisting of one (1) building-top sign (maximum size per building-top sign is 100 square feet pursuant to the signage guidelines for the Project) identifying Tenant's name or logo located at the top of the Building in one (1) location.
(ii)

One strip (lowest location) of non-exclusive signage on the monument located adjacent to the entrance of the Building (the "Building Monument Sign"); provided, however, Landlord shall be able to locate its standard identification signage on the Building Monument Sign (below Tenant's strip and the other strips available for the identification of other Building tenants).

571981.06/WLA
K4064-066/6-8-04/pjr/pjr
KILROY REALTY
4690 Executive Drive
-44-                                                              [STMicroelectronics, Inc.]

(iii)
Non-exclusive identification signage (highest location) on the small head-stone located adjacent to the Judicial Drive entrance to the Project (the "Head-Stone Sign"); provided, however, Landlord shall be able to locate its standard identification signage on the Head-Stone  Sign (below Tenant's signage and any other identification signage for other Building tenants).
23.4.1 Specifications and Permits.  Tenant's Signage shall set forth Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall  Tenant's  Signage  include  an  "Objectionable Name,"  as  that  term  is  defined  in Section 23.5.2, of this Lease.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Building Standard Signage Specifications. For purposes of this Section 23.4.1, the reference to "name" shall mean name and/or logo.   In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project.  Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage.  Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining TCCs of this Lease shall be unaffected.
23.4.2 Objectionable Name.   To the extent Original Tenant or its Permitted Transferees desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name"). The parties hereby agree that the name "STMicroelectronics, Inc." or any reasonable derivation thereof, shall not be deemed an Objectionable Name.
23.4.3 Termination of Right to Tenant's Signage. The rights contained in this Section 23.4 shall be personal to the Original Tenant, and may only be exercised by the Original Tenant or its Permitted Transferees (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if (i) the Original Tenant or its Permitted Transferees is in occupancy of no less than sixty percent (60%) of the then existing Premises, and (ii) Tenant has not been in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iv) Tenant has not been in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times throughout the entire Lease Term.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -45-[STMicroelectronics, Inc.]

23.4.4 Cost and Maintenance.   The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that Landlord shall construct and install the Project Monument Sign(s) (including, but not limited to, running sufficient power and utilities to the site of the Project Monument Sign), at Tenant's sole cost and expense, and Tenant shall be responsible for the cost of Tenant's sign on the Project Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Project Monument Sign(s) shall be included in Operating Expenses. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion.  Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work.  Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor.  The TCCs of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW
Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant's use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant's Alterations, the Tenant Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -46-[STMicroelectronics, Inc.]

the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Building Structure, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees.  Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES
If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after Tenant's receipt of written notice from Landlord that the same was not paid when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate." For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
26.1          Landlord's Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -47-[STMicroelectronics, Inc.]

26.2          Tenant's Reimbursement.   Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD
Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant's use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant's use of, or access to, the Premises. Except as otherwise set forth in Section 6.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.   No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

KILROY REALTY
571981.06AVLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -48-[STMicroelectronics, Inc.]

ARTICLE 28

TENANT PARKING
Landlord shall provide to Tenant, throughout the Lease Term and at no additional cost to Tenant, the number of unreserved parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility.  Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

ARTICLE 29

MISCELLANEOUS PROVISIONS
29.1          Terms; Captions.   The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
29.2          Binding Effect.   Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3          No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is

KILROY REALTY
571981.06/V/LA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -49-[STMicroelectronics, Inc.]

obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.
29.4          Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.
29.5          Transfer of Landlord's Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.
29.6          Prohibition Against Recording.   Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
29.7          Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
29.8          Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
29.9          Application of Payments.   Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
29.11 Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -50-[STMicroelectronics, Inc.]

such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
29.12 No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.
29.13          Landlord Exculpation.   The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
29.14 Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
29.15 Right to Lease.   Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -51-[STMicroelectronics, Inc.]

does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
29.18 Notices.   All notices, demands, statements, designations, approvals   or other communications (collectively, "Notices") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("Mail"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Legal Department

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -52-[STMicroelectronics, Inc.]

with copies to:

Kilroy Realty Corporation
3611 Valley Centre Drive, Suite 550 San Diego, California 92130
Attention: Ms. Jennifer Young

and
Allen Matkins Leck Gamble & Mallory LLP 1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.
29.19 Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
29.20 Authority.   If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.
29.21          Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
29.22 Governing Law; WAIVER OF TRIAL BY JURY.   This Lease shall be construed and enforced in accordance with the laws of the State of California.   IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -53-[STMicroelectronics, Inc.]

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
29.24 Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker or agents specified in Section 12 of the Summary (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay such Broker pursuant to separate written agreements between Landlord and the Broker.   Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.
29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
29.26 Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
29.28 Confidentiality.   Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants.
29.29 Transportation Management.   Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -54-[STMicroelectronics, Inc.]

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions.
29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.
29.32 Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the "Identification Requirements," as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in

KILROY REALTY
57I981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -55-[STMicroelectronics, Inc.]

connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant's name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4') outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines' termination point(s) (collectively, the "Identification Requirements") Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (A) are in violation of any Applicable Laws, (B) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization's "2002 National Electrical Code")), or (C) otherwise represent a dangerous or potentially dangerous condition.

29.33          Hazardous Substances.
29.33.1 Definitions.  For purposes of this Lease, the following definitions shall apply: "Hazardous Material(s)" shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious  to  the  public health or welfare,  or words  of similar  import,  in  any of the "Environmental Laws," as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. "Environmental Laws" shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to a) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.
29.33.2 Compliance with Environmental Laws.   Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease.  Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises   However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant's routine office operations (such as printer toner and copier toner) (hereinafter the "Permitted Chemicals").  Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials.

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -56-[STMicroelectronics, Inc.]

However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.
29.33.3 Landlord's Right of Environmental Audit.   Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord's sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant's sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor.  Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.
29.33.4 Indemnifications.  Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party.   Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys' fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

[continued on following page]

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -57-[STMicroelectronics, Inc.]

29.34 No Discrimination.   Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions:   that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD":

KILROY REALTY, L.P.,
a Delaware limited partnership

By:   Kilroy Realty Corporation,
        a Maryland corporation,
General Partner

By:                      /s/ Jeffrey C. Hawken
Its:        Senior Vice President

"TENANT":
STMICROELECTRONICS, INC., a Delaware corporation

By:                    Carol Knight
Its:    Treasurer 6/1/04

KILROY REALTY
571981.06/WLA                                                                                                                                                      4690 Executive Drive
K4064-066/6-8-04/pjr/pjr                                                                                  -58-[STMicroelectronics, Inc.]

EXHIBIT A

4690 EXECUTIVE DRIVE
OUTLINE OF PREMISES
[ATTACHED]

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT A

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

EXHIBIT B

4690 EXECUTIVE DRIVE

TENANT WORK LETTER

Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the "Prior Lease Agreement," as that term is defined in Article 1 of the Lease. Except as specifically set forth herein, Landlord shall not be obligated to construct or install any improvements or facilities of any kind in the Premises, and Tenant shall continue to accept the Premises in its currently-existing, "as-is" condition.
1.          Refurbishment Allowance.   Notwithstanding the foregoing, Tenant shall be entitled to a refurbishment allowance (the "Refurbishment Allowance") equal to $509,280.00 (which amount was calculated based upon $20.00 per Rentable Square Foot for each of the 25,464 Rentable Square Feet of space in the Premises) for the costs relating to the initial design and construction of the following improvements to be permanently affixed to the Premises: (i) construction of a one (1)-hour fire rated corridor for the main computer room in the Premises, (ii) upgrades to the HVAC components servicing such main computer room, (iii) the relocation of ground floor reception area to within the Premises if requested by Landlord following the date of this Lease, (iv) the painting and re-carpeting of the Premises, and (v) other improvements which are approved by Landlord pursuant to the TCCs of Section 8.1 of the Lease (collectively, the "Refurbishment Alterations").  The Refurbishment Alterations shall be constructed in accordance with the TCCs of Article 8 of the Lease.  Subject to Section 3 below, in no event shall Landlord be obligated to disburse any portion of the Refurbishment Allowance subsequent to December 31, 2005, nor shall Landlord be obligated to disburse any amount in excess of the Refurbishment Allowance in connection with the construction of any Refurbishment Alterations.

2.          Disbursement of the Refurbishment Allowance.

2.1          Refurbishment Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Refurbishment Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Refurbishment Allowance Items"):

2.1.1          Payment of any Landlord supervision fees identified in Section 8.3 of the Lease;

2.1.2          The payment of plan check, permit and license fees relating to construction of the Refurbishment Alterations;

2.1.3          The  cost  of construction  of the  Refurbishment  Alterations, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

EXHIBIT B

57198 I.06/WLA
K4064066/6-8-04/pjr/pjr

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

2.1.4          The cost of any changes in the Base Building (including, but not limited to, lobby reconfiguration, core drilling, riser expansion, and upgrades to the meter, electrical transformer and switch gear) when such changes are required by the Refurbishment Alterations (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.1.5          Sales and use taxes; and

2.1.6          All other costs to be expended by Landlord in connection with the construction of the Refurbishment Alterations.
2.2          Disbursement of Refurbishment Allowance. Following the completion of any particular Refurbishment Alterations, Landlord shall make a disbursement of the applicable portion of the Refurbishment Allowance for Refurbishment Alterations Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.1          Subject to the provisions of this Tenant Work Letter, a check for the applicable Refurbishment Alterations Allowance Items (completed in connection with any particular Refurbishment Alterations) payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of such Refurbishment Alterations, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the particular Refurbishment Alterations in the Premises has been substantially completed.

2.2.2  Landlord shall only be obligated to make disbursements from the Refurbishment Allowance to the extent costs are incurred by Tenant for Refurbishment Alterations Allowance Items.  All Refurbishment Alterations Allowance Items for which the Refurbishment Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.
3.          Unused Allowance.   In the event that the total amount of the Refurbishment Allowance is not fully applied or disbursed by Landlord by December 31, 2005 in accordance with the terms and conditions of this Tenant Work Letter (such unused amount to be referred to herein as the "Unused Allowance"), then Landlord shall provide Tenant with a credit against Base Rent in an amount equal to the Unused Allowance pursuant to either the "Lump Sum Alternative" or the "Amortized Alternative," as those terms are set forth hereinbelow, which alternative shall be elected by Landlord in its sole and absolute determination.  To the extent Landlord elects the "Lump Sum Alternative," Tenant shall be provided a credit against the Base Rent next due and owing for the Premises (following December 31, 2005) in a total amount

EXHIBIT B

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

equal to the Unused Allowance. To the extent Landlord elects the "Amortized Alternative," the amount of each Monthly Installment of Base Rent thereafter due during the initial Lease Term (i.e., commencing with the installment due and owing on January 1, 2006 and continuing through the installment due and owing on July 1, 2009), shall be reduced by an amount equal to the product of (A) the Unused Allowance, and (B) 0.02326 (i.e., a fraction, with a numerator of 1, and a denominator equal to the number of calendar months (43) in the then-remaining initial Lease Term). Except as expressly set forth herein with regard to the Unused Allowance, Tenant shall have no rights with respect to any unapplied or undisbursed portion of the Refurbishment Allowance.  In the event Landlord elects the Amortized Alternative, the parties shall promptly execute an amendment to the Lease setting forth the new amount of the Base Rent computed in accordance with this Section 3.

EXHIBIT B

571981.06/WLA
K4064-066/6-8-04/pypir

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

EXHIBIT C

4690 EXECUTIVE DRIVE

NOTICE OF LEASE TERM DATES

To:

Re:          Office Lease dated                     , 200    between                              , a                  ("Landlord"),  and  , a ("Tenant") concerning Suite              on floor(s)               of the office building located at                 , California.

Gentlemen:
In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced onfor a term of ending on.

2.          Rent  commenced  to  accrue  on                   , in  the  amount  of                     .

3.          If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.   Each billing thereafter, with the exception of the fmal billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.          Your  rent  checks  should  be  made  payable  to                     at                                       .

5.          The  exact number  of rentable/usable  square  feet within  the  Premises  is           square feet.

KILROY REALTY

571981.06/WLA
K4064-066/6-8-04/pjr/pjr
EXHIBIT C
4690 Executive Drive
-1-                                                            [STMicroelectronics, Inc.]

6.          Tenant's Share as adjusted based upon the exact number of usable square feet
within the Premises is          %.

"Landlord":

a

By:
Its:

Agreed to and Accepted
as of                                  , 200___.

"Tenant":

a

By:
Its:

571981.06/WLA
K4064-066/6-8-04/pjr/pjr
EXHIBIT C

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

EXHIBIT D

4690 EXECUTIVE DRIVE

RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
1.          Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.          All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
3.          Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the UTC/Del Mar area of San Diego, California.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.   In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
4.          No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord to the extent the possibility of damage to the Common Areas (specifically including, but not limited to, any elevator or elevator cabs) is reasonably foreseeable as a result of the size, weight and/or configuration of such furniture, freight or equipment.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time

571981.06/WLA
K4064-06616-8-04/pjr/pjr

EXHIBIT D

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.   Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.
5.          No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.
6.          The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
7.          No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
8.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.          Tenant shall not overload the floor of the Premises.

10.          Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
11.          Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.
12.          Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.
13.          Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein,

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT D

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.          Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than seeing-eye dogs), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
15.          No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
16.          The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
17.          Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
18.          Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
19.          Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.
20.          Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.  If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall

57I981.06/WLA
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EXHIBIT D

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.
21.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
22.          Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
23.          No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense.  Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.
24.          The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.          Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
26.          Tenant must comply with any applicable "NO-SMOKING" ordinances.  If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Additionally, Tenant must provide at least one area within the Premises in which its employees, invitees and visitors may smoke.
27.          Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT D

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
28.          All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
29.          Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
30.          No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.          No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
32.          Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project; and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT D

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

EXHIBIT E

4690 EXECUTIVE DRIVE

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain                                                                                                                  Office Lease                                  (the "Lease") made and
entered into as of                                                        , 200            _ by and between                                                as Landlord, and the
undersigned as Tenant, for Premises on the                                                                                                                    floor(s) of the office building
located at                                                                                    , California                                              , certifies as follows:

1.          Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.          The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                        , and the Lease Term expires on       , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.          Base Rent became payable on                                                                  .

4.          The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.          Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.          Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7.          All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through        . The current monthly installment of Base Rent is $    .
8.          All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.          No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT E

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

10.          As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.
11.          If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.          There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.
13.          Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
14.          To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at

5 71981.06/WLA
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on the                     day of  , 200  .

"Tenant":

a

By:
Its:

By:
Its:

EXHIBIT E

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

EXHIBIT F

4690 XECUTIVE DRIVE
    KILROY REALTY
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
ALLEN, MATIONS, LECK, GAMBLE
          & MALLORY LLP
1901 Avenue of the Stars 18th Floor
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions               (this "Agreement") is entered into as of the   day of  , 200  , by and between             ("Landlord"), and            ("Tenant"), with reference to the following facts:

A.          Landlord and Tenant entered into that certain Office Lease Agreement dated, 200 _(the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "Premises") located in an office building on certain real property described in Exhibit A attached hereto  and incorporated herein by this reference (the "Property").

B. ,          The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately  (             ) acres of real property located in the City of  , California (the "Project"), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.
C.          Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "Declaration"), dated                  , 200  , in connection with the Project.
D.          Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.
NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT F

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

1.          Tenant's Recognition of Declaration.  Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2.          Miscellaneous.

2.1          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives,  successors, and assigns.

2.2          This Agreement is made in, and shall be governed, enforced and construed under the laws of; the State of California.
2.3          This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing.  The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.
2.4          This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.
2.5          In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.
2.6          All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.
2.7          If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8          Time is of the essence of this Agreement.

2.9          The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

                                   2.10      As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT F

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.)

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

"Landlord":

a

By:
Its:

"Tenant":

a

By:
Its:

By:
Its:

571981.06/WLA
K4064-066/6-8-04/pjr/pjr

EXHIBIT F

KILROY REALTY
  4690 Executive Drive
[STMicroelectronics, Inc.]

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (this "First Amendment") is made and entered into effective as of the 1st day of January 2006, by and between KILROY REALTY L.P., a Delaware limited partnership ("Landlord"), and STMICROELECTRONICS, INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.            Landlord and Tenant entered into that  certain Office Lease dated as of June 4, 2004 (the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord 25,464 rentable square feet of space, commonly known as Suite 200 (the "Premises"), comprising all of the second (2nd) floor of the Building located at 4690 Executive Drive, San Diego, California 92121 (the "Building").

B.            Pursuant to the terms of the Tenant Work Letter attached to the Lease as Exhibit B, (i) Tenant was granted the right to a certain Refurbishment Allowance in the amount of ______________________ and (ii) to the extent the total amount of the Refurbishment Allowance was not fully applied or disbursed by Landlord by December 31, 2005 (such unused amount, the (Unused Allowance"), Tenant was to receive a credit against Base Rent in an amount equal to the Unused Allowance, which credit could, at the election of Landlord, be provided in a lump sum, or alternatively be evenly applied over the last forty-three (43) months of the initial Lease Term. As only a portion of the Refurbishment Allowance was applied, there remains an Unused Allowance equal to ______________________.

C.            As Landlord elected to provide such Unused Allowance to Tenant as credit against Base Rent in accordance with the "Authorized Alternative" set forth in Section 3 of such Tenant Work Letter, Landlord and Tenant desire to hereby amend the lease to update the amount of Base Rent under the Lease in accordance with such Authorized Alternative as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2.            Base Rent.

2.1            Monthly Credit Amount.  In accordance with the terms of Section 3 of the Tenant Work Letter attached to the Lease, Tenant shall receive a credit of ______________________ (the "Monthly Credit Amount") against the monthly amount of Base Rent otherwise due and owing during the period commencing on January 1, 2006 and ending on July 31, 2009 [i.e., an amount equal to the product of (A) the Unused Allowance, and (B) 0.02326 (i.e., a fraction, with a numerator of 1, and a denominator equal to the number of calendar months (43) during the period commencing on January 1, 2006 and ending on July 31, 2009.]

2.2            Additional Credit Amount.  As such Monthly Credit Amount has not yet been applied to the Base Rent due for the Premises for the period commencing on January 1, 2006 and ending on December 31, 2006, and because Tenant has already paid to Landlord the Base Rent for such period in the full amounts set forth in Section 4 of the Summary of the Lease, the parties hereto acknowledge that Tenant has overpaid the amount of Base Rent due for the Premises for such period by the amount ______________________.  As a result of such overpayment by Tenant, commencing as of January 1, 2007, Tenant shall receive a credit against the Base Rent next due and owing under the terms of this Lease in the total amount of ______________________ (i.e., Tenant shall receive a credit against the Base Rent due for the month of January in the amount of ______________________, and a credit against the Base Rent due for the month of February 2007 in the amount of ______________________.

2.3            Revised Schedule of Base Rent.  Accordingly, effective as of the date of the First Amendment, Tenant shall pay to Landlord monthly installments of Base Rent for the Premises as follows:

                                                Total Monthly                                                                  Net Monthly                         Net Actual
Period During                         Intallment of                 Credit Against                         Installment of                       Annual Base
 Lease Term                              Base Rent                        Base Rent                            Base Rent Due                        Rent Due
*	The Base Rent due for the months of January 2007 and February 2007 shall be subject to a credit against Base Rent as set forth in Section 2.2 of the First Amendment.

3.          No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"
KILROY REALTY, L.P.,
a Delaware limited partnership

By:          Kilroy Realty Corporation,
a Maryland corporation General Partner

By: /s/ Jeffrey C/ Hawken
Its:	Executive Vice President
Chief Operating Officer

"TENANT"
STMICROELECTRONICS, INC., a Delaware corporation

By:  /s/ [Illegible]
Its:  Vice President & CFO

KILROY REALTY
4690 Executive Drive
STMICROELECTRONICS,INC.

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE ("Second Amendment") is made and entered into as of the 13th day of May, 2009, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and STMICROELECTRONICS, INC., a Delaware corporation ("Tenant").

RECITALS:

A.                          Landlord and Tenant entered into that certain Office  Lease dated as of June 4, 2004 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated as of January 1, 2006 (the "First Amendment") (the Office Lease and the First Amendment are collectively referred to herein as the "Lease") whereby Landlord leases to Tenant and Tenant leases from Landlord office space located in that certain building located and addressed at 4690 Executive Drive, San Diego, California, 92121 (the "Building").
B.                          The parties desire to reduce the Premises, extend the Lease Term, and to otherwise amend the Lease on the terms and conditions set forth in this Second Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.                          Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Second Amendment.
2.                          The Existing Premises. Landlord and Tenant hereby agree that, pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing approximately 25,464 rentable square feet, comprising the entirety of the second (2nd) floor of the Building, and commonly known as Suite 200 (the "Existing Premises"), as outlined on Exhibit A to the Original Lease.
3.                          Reduction of the Existing Premises. That certain space located on the second (2"1) floor of the Building and comprising a portion of Suite 200, as outlined on the floor plan attached hereto as Exhibit A and made a part hereof, may be referred to herein as the "Reduction Space." Landlord and Tenant hereby stipulate that the Reduction Space contains 6,464 rentable square feet.  Effective as of July 31, 2009 (the "Reduction Commencement Date"), Tenant shall surrender and deliver exclusive possession of the Reduction Space to Landlord in accordance with Article 15 of the Original Lease. Accordingly, effective upon the Reduction Space Commencement Date, the Existing Premises shall be decreased to exclude the Reduction Space. Landlord and Tenant hereby agree that such deletion of the Reduction Space from the Existing Premises shall, effective as of the Reduction Commencement Date, decrease the number of rentable square feet leased by Tenant in the Building to a total of 19,000 rentable square feet (the "Reduced Premises").  If Tenant fails to vacate and surrender and deliver exclusive  possession of the  Reduction  Space  to  Landlord  on or before  the Reduction Commencement Date, the holdover provisions of the Lease shall apply.  Effective as of the Reduction Commencement Date, all references to the "Premises" shall mean and refer to the Reduced Premises (i.e., the remaining portion of the Existing Premises after deducting the Reduction Space).

4.                          Tenant's Representations.   Tenant represents and warrants to Landlord that
(a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Reduction Space; (b) no other person, firm or entity has any right, title or interest in the Reduction Space by or through Tenant; and (c) Tenant has the full right, legal power and actual authority to enter into this Second Amendment and to terminate the Lease as to the Reduction Space without the consent of any person, firm, or entity. Tenant further represents and warrants to Landlord that as

712342.05ISD                                                                                                                KILROY 4690 EXECUTIVE
X4064-066/5-12-09/mIrkalr                                                                -1-                                                STMICROELECTRONICS,INC.

of the date hereof there are no, and as of the Reduction Commencement Date there shall not be any, mechanics' liens or other liens encumbering all or any portion of the Reduction Space by virtue of any act or omission on the part of Tenant, its contractors, agents, employees, successors, or assigns.
5.                          Extended Lease Term.  Pursuant to the Lease, the Lease Term is scheduled to expire on July 31, 2009.  Landlord and Tenant hereby agree to extend the Lease Term with respect to the Reduced Premises only, for a period of five (5) years, from August 1, 2009 until July 31, 2014, on the terms and conditions set forth in this Second Amendment, unless sooner terminated as provided in the Lease, as hereby amended.  The period of time commencing on August 1, 2009, and ending on July 31, 2014, shall be referred to herein as the "Extended Term."

5.1                          Options to Extend Lease Term.

(a)                          Option Right.  Landlord and Tenant acknowledge and agree that, effective as of the date of this Second Amendment, Section 2.2 of the Office Lease shall be terminated and of no further force or effect. Notwithstanding the termination of any previously existing extension rights, Landlord hereby grants the Tenant named in this Second Amendment (the "Original Tenant") and any "Permitted Transferee" (as that term is defined in Section 14.8 of the Office Lease) two (2) new options to extend the Lease Term (the "Option to Extend") each for a period of five (5) years (each, an "Option Term"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) and Tenant has not previously been in economic or material non-economic default under this Lease(beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period or more than three (3) times during the Extended Term (or the first Option Term, as applicable).  Upon the proper exercise of each such option to extend, and provided that, as of the end of the Extended Term or the first Option Term, as applicable, Tenant is not in economic or material noneconomic default under this Lease (beyond any applicable notice and cure periods) and Tenant has not previously been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period or more than three (3) times during the Extended Term (or the first Option Term, as applicable), the Lease Term, as it applies to the Reduced Premises, shall be extended for a period of five (5) years. The rights contained in this Section 5.1 shall be personal to the Original Tenant and any Permitted Transferee and may only be exercised by the Original Tenant and any Permitted Transferee (and not any other assignee, sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant or any Permitted Transferee occupies no less than fifty percent (50%) of the Reduced Premises.

(b)                          Option Rent.   The rent payable by Tenant during the Option Terms (the "Option Rent") shall be equal to the "Fair Market Rent Rate" . The "Fair Market Rent Rate" shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable Option Term are, pursuant to transactions completed within the twelve (12) month period prior to the commencement of the applicable Option Term, leasing non-sublease, non-encumbered, non-equity, non-renewal, non-expansion space comparable in size, location and quality to the Reduced Premises for a similar lease term, in an arms length transaction, which comparable space is located in the Project or in first-class "Comparable Buildings" (as that term is defined hereinbelow) (the "Comparable Transactions"), in either case taking into consideration all relevant factors, including the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Reduced Premises, such value to be based upon the age, design, quality of finishes, and layout of the improvements and the extent to which the same could be utilized by a general office user; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the comparable transactions do or do not involve the payment of real estate brokerage commissions, and (y) any build-out period, if any, granted to tenants in Comparable Transactions in connection with the design, permitting, and construction of improvements in such comparable spaces, The Fair Market Rent

71.2342 051S1)
K4064466/5-1z-091rormur                                                                -2-

KILROY 4690 EXECLITIVE
  STMICROELECTRONICS,INC.

Rate shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations during the applicable Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then-existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and other tenants).  If in determining the Fair Market Rent Rate for an Option Term, Tenant is deemed to be entitled to an improvement or comparable allowance for the improvement of the Reduced Premises (the total dollar value of such allowance, the "Option Term Ti Allowance"), Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant as a lump sum payment to Tenant, and/or (B) in lieu of making a lump sum payment (or portion thereof) to Tenant, to reduce the rental rate component of the Fair Market Rent Rate to be an effective rental rate which takes into consideration that Tenant will not receive a payment of such Option Term TI Allowance, or portion thereof (in which case the Option Term TI Allowance, or portion thereof, evidenced in the effective rental rate shall not be paid to Tenant).  The term "Comparable Buildings" shall mean the Building and other first-class office buildings which are (i) comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the premises in question), quality of construction, level of services and amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and (ii) are located in either the University Town Centre submarket (i.e., the area from two (2) blocks to the north of La Jolla Village Drive to two (2) blocks to the south of La Jolla Village Drive, between the 1-5 and 1-805 freeways) or the Del Mar submarket of San Diego, California.

(c)                          Exercise of Options.  The Options to Extend contained in this Section 5.1 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than sixteen (16) months nor less than fourteen (14) months prior to the expiration of the Extended Term or the first Option Term, as applicable, stating that Tenant is interested in exercising its Option to Extend; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the Extended Term or the first Option Term, as applicable, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring twelve (12) months prior to the expiration of the Extended Term or the first Option Term, as applicable, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall  follow the procedure,  and the Option Rent shall be determined, as set forth in Section 5.1(d), below.

(d)                          Determination of Option Rent.  In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the Option Rent (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 5.1(d)(i) through 5.l(d)(vii), below.

(i)        Landlord and Tenant shall each appoint one (1) arbitrator who shall, by profession, be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial mid- and high-rise properties in the San Diego, California area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of this Section 5.1. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

(ii)        The two (2) arbitrators so appointed shall, within ten (10) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third (P) arbitrator who shall be qualified under the same criteria set forth above forqualification of the initial two (2) arbitrators.

712342.05/SLI                                                                                                              KILROY 4690 EXECUTIVE
K4066-06613.12-09frn ark                                                                -3-                                               ,

(iii)        The three (3) arbitrators shall, within thirty (30) days of the appointment of the third (3rd) arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's  submitted Option Rent and shall notify Landlord and Tenant thereof.

(iv)        The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v)        If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

(vi)        If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third (3rd) arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 5.1.

(vii)        The cost of arbitration shall be paid by Landlord and Tenant equally.

6.                          Rent.

6.1                          Base Rent.  Prior to July 31, 2009, Tenant shall continue to pay monthly installments of Base Rent for the entire Premises (including the Reduction Space) in accordance with the terms of the Lease. During the Extended Term, Tenant shall pay monthly installments of Base Rent for the Reduced Premises as follows:

                                                                                     Monthly                             Monthly Rental
  Period During                         Annual                 Installment of                             Rate per
 Extended Term                       Base Rent             Base Rent Due                        Square Foot
6.2                          Abated Base Rent.  Provided that Tenant is not then in economic or material non-economic default of the Lease (as hereby amended, and beyond any applicable notice and cure periods), then during the period commencing on September 1, 2009 and ending on September 30, 2009 (the "Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Reduced Premises during such Rent Abatement Period (the "Rent Abatement").  Landlord and Tenant acknowledge that the aggregate amount of the ______________________ Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended). If (X) Tenant shall be in economic or material non-economic default of the Lease (as hereby amended), (Y) Tenant shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease (as hereby amended), and (Z) the Lease (as hereby amended) is terminated as a result of such failure, then Landlord may, at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease (as hereby amended), one or both of the following remedies: (i) that Tenant shall immediately be obligated to pay Landlord all Base Rent abated hereunder during the Rent Abatement period, or (ii) that the dollar amount of the unapplied portion of the Rent Abatement as of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Extended Term and Tenant shall immediately be obligated to begin paying Base Rent for the Reduced Premises in full.

6.3                          Additional Rent.  Prior to August 1, 2009, Tenant shall continue to pay Tenant's Share of the annual Direct Expenses for the Premises in accordance with the terms of Article 4 of the Office Lease.  Except as specifically set forth in this Section 6.3 during the Extended Term, Tenant shall pay Tenant's Share of the annual Direct Expenses for the Premises in accordance with the terms of Article 4 of the Office Lease. Notwithstanding anything to the contrary set forth in the Lease, effective as of August 1, 2009, for purposes of calculating the amount of Tenant's Share of the annual Direct Expenses which Tenant shall pay thereafter in connection with the Premises, Tenant's Share shall be thirty-seven point thirty-one percent (37.31%).
7.                          Right of First Refusal.  Landlord hereby grants to the Original Tenant and any Permitted Transferee, during the first two (2) years of the Extended Term only (i.e., from August 1, 2009 through July 31, 2011), a right of first refusal with respect to any space within the Building (the "First Refusal Space"). Notwithstanding the foregoing, (i) such first refusal right shall commence only following the expiration or earlier termination of any existing lease pertaining to the First Refusal Space (the "Superior Leases"), including any renewal or extension of such existing leases, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such first refusal right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenant(s) of the Superior Leases or any other leases in existence as of the date of this Second Amendment (the rights described in items (i) and (ii) above to be known collectively, for purposes of this Section 7 only, as "Superior Rights"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Section 7.
7.1                          Procedure.  Landlord shall notify Tenant (the "First Refusal Notice") from time to time when Landlord receives a proposal that Landlord would consider for all or any portion of the First Refusal Space, where no holder of a Superior Right desires to lease such space. The First Refusal Notice shall describe the space which is the subject of the proposal and shall set forth the basic terms and conditions (including the proposed lease term) set forth in the proposal (collectively, the "Terms"). Notwithstanding the foregoing, Landlord's obligation to deliver the First Refusal Notice shall not apply during the last three (3) years of the Extended Term (or during any Option Term).   Furthermore, notwithstanding the term or base rent described in the proposal, (i) the term for any lease by Tenant of the First Refusal Space (or any portion thereof) described in the First Refusal Notice shall be such that the lease of the space shall end coterminously with Tenant's lease of the Reduced Premises, and (ii) the monthly rental rate per square foot of the First Refusal Space (or any portion thereof) described in the First Refusal Notice shall be the same monthly rental rate per square foot paid by Tenant for the Reduced Premises for the corresponding months of the Extended Term.
7.2                          Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) days after delivery of the First Refusal Notice to Tenant (the "Election Date"), Tenant shall deliver written notice to Landlord ("Tenant's Election Notice") pursuant to which Tenant shall elect either to (i) lease the entire space described in the First Refusal Notice upon the Terms set forth in the First Refusal Notice, or (ii) refuse to lease such space identified in the First Refusal Notice, in which event Landlord may lease such space to any person or entity on any terms Landlord desires and Tenant's right of first refusal with respect to the First Offer Space specified in Landlord's First Refusal Notice shall thereupon terminate and be of no further force or effect. If Tenant does not so respond in writing to Landlord's First Refusal Notice by the Election Date, Tenant  shall  be  deemed  to  have  elected  the  option  described  in  clause (ii),  above. Notwithstanding anything herein to the contrary, Tenant may only exercise its right of first refusal with respect to all of the space described in the First Refusal Notice, and not a portion thereof.
7.3                          Lease of First Refusal Space. If Tenant timely exercises Tenant's right to lease the First Refusal Space as set forth herein, Landlord and Tenant shall execute either (i) an amendment to the Lease incorporating into the Lease the Terms applicable to such First Refusal Space, or (ii) a new lease incorporating the terms applicable to such First Refusal Space; provided, however, that the decision as to whether the parties shall execute an amendment or a new lease shall be at Landlord's sole discretion.

712342,05/SU                                                                                                                KILtIOY 4690 EXECUTIVE
K4061-0665-12-09/mirimIr                                                                -5-                                                STMICROELECTRONICS,INC.

                7.4                              Termination of Right of First Refusal.  The right of first refusal granted herein shall terminate as to a particular First Refusal Space upon the failure by Tenant to exercise its right of first refusal with respect to such First Refusal Space as offered by the Landlord but shall remain in effect for subsequent availability of all or any portion of the remaining First Refusal Space.  Landlord shall not have any obligation to deliver the First Refusal Notice if , as of the date Landlord would otherwise deliver the First Refusal Notice to Tenant, (i) Tenant is in default under the Lease (as hereby amended), after any applicable notice and cure periods, (ii) Tenant or a Permitted Transferee does not physically occupy the entire Reduced Premises, (iii) if any portion of the Reduced Premises is subject to a sublease (other than to a Permitted Transferee), (iv) if the Lease (as hereby amended) has been assigned (other than to a Permitted Transferee), or (v) if any portion of the Reduced Premises has been recaptured pursuant to Section 14.4 of the Office Lease. In addition, at Landlord's option, if Tenant has previously delivered Tenant's Election Notice in accordance with Section 7.2 above, and, as of the scheduled date of delivery of such First Refusal Space to Tenant, (A) Tenant is in default under the Lease (as hereby amended) after any applicable notice and cure periods, (B) Tenant (or a Permitted Transferee) does not physically occupy the entire Reduced Premises, (C) if any portion of the Reduced Premises is subject to a sublease (other than to a Permitted Transfer), (D) if the Lease has been assigned (other than to a Permitted Transferred, or (E) if any portion of the Reduced Premises has been recaptured pursuant to Section 14.4 of the Office Lease, Tenant shall not have the right to lease the First Refusal Space.

                8.                              Condition of the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the Premises in its presently existing, "as is" condition. Except as specifically set forth in Section 9, below, Landlord shall not be obligated to provide or pay for any improvement work of services related to the improvement of the Premises.

                9.                              Refurbishment Allowance. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to reconfigure the Reduced Premises and otherwise renovate the then-existing tenant improvements in the Reduced Premises in accordance with the Section 9. In connection therewith, Tenant shall be entitled to a one-time refurbishment allowance in the amount of ______________________ (the "Refurbishment Allowance"), for the costs relating to the reconfiguration of the Reduced Premises, and the design and constructions of certain renovations to be permanently affixed to the Reduced Premises (the "Refurbished Improvements"). In no event shall Landlord be obligated to make disbursements for the Refurbished Improvements pursuant to this Section 9 for Refurbished Improvements not completed by December 31, 2009 (as extended for any delays caused by Landlord or its contractors).  Notwithstanding anything in this Section 9 to the contrary, so long as such Refurbished Improvements are completed by December 31, 2009, Tenant may utilize a portion of the Refurbishment______________________ (i) cabling within the Reduced Premises, (ii) expenses incurred for furniture reconfiguration and equipment relocation necessitated by the constriction of the Refurbisheed Improvements, and (iii) professional project management fees and architectural fees related to the refurbishment and reconfiguration of the Reduced Premises; provided, however, that such utilization of a portion of the Refurbishment  Allowance must be in connection with the construction of the Refurbished Improvements.

9.1                                  Refurbishment Allowance Items. Except as set forth in this Section 9, the refurbishment Allowance shall be disbursed by Landlord for the following items and costs only (collectively, the "Refurbishment Allowance Items"): (a) payment of the fees of the architect and engineers(s), and payment of the fees and costs (up to $1,500.00) actually and reasonable incurred by Landlord and Landlord's consultants in connection with the review of any plans and specifications prepared for the Refurbished Improvements (the "Refurbishment Drawings"); (B) the payment of plan check, permit and license fees relating to construction of the Refurbished Improvements; (C) the cost of construction of the Refurbished Improvements, including, without limitation, testing and inspection costs, trash removal costs, and contractors' fees and general conditions; (D) the cost of any changes to the Refurbishment Drawings or Refurbished Improvements required by applicable building codes; and (E) sales and use taxes and Title 24 fees.

9.2                                    Refurbishment Drawings. If necessary (as determined by Landlord in its reasonable discretion), Tenant shall retain an architect/space planner mutually and reasonably agreed upon by Landlord and Tenant (the "Architect") to prepare any necessary Refurbishment Drawings for the Refurbished Improvements.  If necessary (as determined by Landlord in its reasonable discretion), Tenant shall also retain the engineering consultants mutually and reasonably agreed upon by Landlord and Tenant (the ''Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, and life safety work of the Refurbished Improvements.   Tenant shall prepare any Refurbishment Drawings necessary for the Refurbished Improvements and shall submit the same to Landlord for Landlord's reasonable approval. Tenant may apply up to Nine Thousand Five Hundred and No/100 Dollars ($9,500.00) (i.e., Zero and 50/100 Dollars per rentable (19,000) square foot of the Reduced Premises), as an architectural allowance, to costs relating to the space planning and programming of the Refurbished Improvements performed by Hurkes Harris.
9.3                                    Contractor.  The contractor which shall construct the Refurbished Improvements shall be a contractor chosen as follows: (i) Tenant shall provide to Landlord a list of those potential contractors to which it would like to bid the work; (ii) Landlord shall reasonably approve at least three (3) potential contractors (if Landlord is unable to reasonably approve three (3) contractors from the list provided to Landlord by Tenant, Tenant shall supplement the list with additional potential contractors until such time as Landlord reasonably approves three (3) potential contractors); and (iii) Tenant shall require such three (3) or more approved contractors to competitively bid on the construction of the Refurbished Improvements, and (iv) Tenant shall chose one of the resulting qualified bids and retain the corresponding contractor to construct the Refurbished Improvements (the "Contractor").  Promptly after Tenant's approval of the Cost Proposal and Tenant's payment of the Over-Allowance Amount (if applicable) pursuant to Section 9.4, below, Landlord shall cause the Contractor to construct the Refurbished Improvements in the Reduced Premises in accordance with the approved Refurbishment Drawings. In consideration of Landlord's coordination of the construction of the Refurbished Improvements, Tenant will be charged a construction coordination fee in an amount equal to the product of (A) two percent (2%) and (B) an amount equal to the Refurbishment Allowance (to the extent distributed by Landlord) plus the "Over-Allowance Amount" (as that term is defined in Section 9.4, below). Tenant may elect to have the construction coordination fee deducted from the Refurbishment Allowance; provided, however, in no event shall the fact that the Refurbishment Allowance (or any portion thereof remaining at the time Tenant pays the construction coordination fee) is insufficient to satisfy the entirety of the construction coordination fee owed to Landlord by Tenant excuse Tenant from paying the entirety of the construction coordination fee to Landlord.
9.4                                    Cost of the Refurbished improvements. Landlord shall provide Tenant with a cost proposal in accordance with the Refurbishment Drawings (or in the event Refurbishment Drawings are not necessary, in accordance with Tenant's scope of work), which cost proposal shall include, as nearly as possible, the cost of all of the Refurbished Improvements to be incurred by Landlord in connection with the construction of the Refurbished Improvements (the "Cost Proposal"). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same. In the event the cost of design and construction of the Refurbished Improvements exceeds the Refurbishment Allowance, Tenant shall deliver to Landlord, within thirty (30) days after invoicing, an amount (the "Over-Allowance Amount'') equal to the difference between (a) the total cost of design and construction of the Refurbished Improvements and (b) the amount of the Refurbishment Allowance. Landlord shall refund any portion of the Over-Allowance Amount that is not actually distributed in connection with the completion of the Refurbished Improvements.   Landlord shall, in its agreement with the Contractor, require that (i) Landlord shall have the right to withhold a reasonable percentage of the total construction costs until the work is satisfactorily completed, and (ii) the Contractor maintain reasonable insurance given the scope of the work.
9.5                                      Completion of Refurbished Improvements During the Term. Tenant hereby agrees and acknowledges that the Refurbished Improvements in the Reduced Premises may be constructed during the current Term and/or the Extended Term and that the performance of such work shall not be deemed a constructive eviction nor shall Tenant be entitled to any abatement of rent in connection therewith. Landlord will not be responsible for moving any of Tenant's electronic equipment or furniture in connection with the performance of the above work, and Tenant shall be solely responsible for such electronic equipment and furniture.

10.                                    Parking  Effective as of the Reduction Commencement Date and continuing throughout the Extended Term, the number of reserved parking passes to which Tenant is entitled shall be twenty-seven (27).
11.                                    Notices. Notwithstanding anything to the contrary contained in the Lease, as of the date of this Second Amendment, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty, L.P.
do Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064
Attention: Legal Department

with copies to:

Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064
Attention: Mr. John Fucci

and

Kilroy Realty Corporation
3611 Valley Centre Drive, Suite 500 San Diego, California 92130
Attention: Mr. Brian Galligan
and
Allen Matkins Leek Gamble Mallory & Natsis, LLP 1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

12.                          Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Jones Lang LaSalle, representing Tenant (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.  Landlord shall be responsible for the payment to the Broker of any brokerage fees or commissions in accordance with the terms of a separate commission agreement. The terms of this Section 12 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
13.                          No Further Modification.   Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect; provided that, in the event of any conflict between this Second Amendment and the Lease, the terms of this Second Amendment shall prevail.

[Signature page immediately follows.]

712342 05/SD                                                                                                                KILROY 4690 ECECUTIVE
K4064-06615.1 2.09/m1r/m                                                                -8-STMICROELECTRONICS,INC.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.
"LANDLORD"                                                              KILROY REALTY, L.P.,
a Delaware limited partnership

By:        Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By:        /s/ Jeffrey C. Hawken
Its: Executive Vice President
    Chief Operating Officer

By: /s/ Madine K. Kirk
Its: Vice President Legal Administration
Date:

"TENANT"                                                              STMICROELECTR
a Delaware corporation

By: /s/ [Illegible]
Its: Vice President & CFO
Date:

By: /s/ [Illegible]
Its: VP of HR
Date:  5/10/09

712342.05/SD                                                                                                                KILROY 4690 EXECUTIVE
K4044-066/5.1249/mIchnk                                                                -9-                                                STMICROELECTRONICS,INC.

EXHIBIT A

OUTLINE OF REDUCTION SPACE

712342.055D
14064-066/5-13.09.961thaIr

EXHIBIT A
KILROY 4690 EXECIIIIVE
-1-                                                STMICROELECTRONICS,INC.

THIRD AMENDMENT TO OFFICE LEASE
This THIRD AMENDMENT TO OFFICE LEASE ("Third Amendment") is made and entered into as of the lst day of August, 2009, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and STMICROELECTRONICS, INC., a Delaware corporation ("Tenant").

RECITALS:

A.          Landlord  and  Tenant  entered  into that  certain  Office  Lease  dated  as  of June 4, 2004 (the "Office Lease"), as amended by that certain First Amendment to Office Lease dated as of January 1, 2006 (the "First Amendment"), and further amended by that certain Second Amendment to Office Lease dated as of May 13, 2009 (the "Second Amendment") (the Office Lease, the First Amendment and Second Amendment are collectively referred to herein as the "Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord office space located in that certain building located and addressed at 4690 Executive Drive, San Diego,
California, 92121                                      (the "Building").

B.          The parties desire to amend the Lease on the terms and conditions set forth in this Third Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Third Amendment.

2.          Reduction Since: Reduced Premises. Notwithstanding anything to the contrary set forth in Section 3 of the Second Amendment, Landlord and Tenant hereby agree that (i) the Reduction Space  is hereby stipulated to have  contained  6,066 rentable square feet,  and (ii) accordingly, the Reduced Premises is hereby stipulated to contain19,398 rentable square feet.

3.          Rent.
3.1          Base Rent.   Notwithstanding anything to  the contrary set forth in Section 6.1 of the Second Amendment, and based upon the actual rentable square footage of the Reduced Premises identified in Section 2 of this Third Amendment, during the Extended Term, Tenant shall pay monthly installments of Base Rent for the Reduced Premises as follows:

KILROY REALTY
649963.02/WLA                                                                                                                                                        4690 Executive Drive
K4064-06619-17-09/pAnt                                                                                                                                                  STMICROELECTRONICS,INC.

                                                                                      Monthly                       Monthly Rental
  Period During                       Annualized            Installment of                        Rate per
 Extended Term                       Base Rent                Base Rent                         Square Foot
                3.2                      Abated Base Rent.  Section 6.2 of the Second Amendment is hereby amended such that the term "Rent Abatement Period" shall mean the period commencing on September 1, 2009 and ending on November 30, 2009. Accordingly, Landlord and Tenant hereby acknowledge and agree that the aggregate amount of the Rent Abatement equals ______________________.
            3.3                      Additional Rent. Landlord and Tenant hereby acknowledge and agree that the last sentence of Section 6.3 of the Second Amendment is hereby amended and restated in its entirety as follows: "Notwithstanding anything to the contrary set forth in the Lease, effective as of August 1, 2009, for purposes of calculating the amount of Tenant's Share of the annual Direct Expenses which Tenant shall pay thereafter in connection with the Premise, Tenant's Share shall be thirty-eight point zero-nine percent (38.09%).
            4                      Refurbishment Allowance. Section 9 of the Second Amendment is hereby amended  such that the term "Refurbishment Allowance" shall mean the amount of ______________________ Further, the last sentence of Section 9 of the Second Amendment is hereby amended such that the reference to ______________________.
            5            Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, expecting only Jones Lang LaSalle (the "Broker"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with the Third Amendment.  Landlord shall pay the brokerage commission owning to the Broker in connection with the Transaction contemplated by the Third Amendment pursuant to the terms of a separate written agreement between Landlord and the Brokers.  Each party agrees to indemnify and defend the other party against and hold the other party harmless form any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation, reasonable attorneys' fees) with respect to an leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 5 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
6.          No Further Modification.   Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect; provided that, in the event of any conflict between this Third Amendment and the Lease, the terms of this Third Amendment shall prevail.
IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

"LANDLORD"                                                                                  KILROY REALTY, L.P.,
a Delaware limited partnership

By:   Kilroy Realty Corporation,
        a Maryland  corporation,
General Partner

By:  /s/ Jeffrey C. Hawken
Its: Executive Vice President
             Chief Operating Officer

By: /s/ John T. Fucci
Its: Sr. Vice President
      Asset Management

"TENANT"                                                                                  STMICROELECTRONICS, INC.
a Delaware corporation

By:
Its:
Date:                                              ,0o9

By: /s/ [Illegible]
Its: Sr. Vice President
Asset Management
Date:

By: /s/ [Carol Knight
Its: Treasurer
Date: 9/30/09

KILROY REALTY
649963.02/WLA                                                                                                                                                        4690 Executive Dn ye
K4064 -066/9-17-09i pj eRir                                                                                    -3-STMICROELECTRONICS,INC.

Exhibit B
Depiction of Premises

Exhibit C

BILL OF SALE

FOR VALUE RECEIVED, STMICROELECTRONIC, Inc., a Delaware corporation ("Seller"),  hereby  sells,  assigns,  transfers  and  delivers  to  eBioscience,  Inc.,  a  California corporation ("Buyer"), effective as of 11:59 p.m. (Pacific Time) on, 2013 (the "Effective Date"), all of the personal property described in Schedule 1 attached hereto and incorporated herein by this reference (the "Personal Property"). As consideration for such, eBioscience Buyer shall pay to seller $1,000.00 prior to commencement of the Lease.

Seller hereby represents and warrants that (i) it is the owner of the Personal Property, and the Personal Property is not subject to any liens or encumbrances, (ii) the transfer of the Personal Property to Buyer does not, and shall not, require the consent of any third party, and (iii) Seller has the legal power, right and authority to transfer the Personal Property to Buyer.

Except as set forth above, this Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller, and Buyer hereby releases Seller from and against any liability or claim therefor relating to the Personal Property transferred hereby except as a result of the breach of any representation and warranty expressly set forth above. By acceptance of this Bill of Sale, Buyer specifically acknowledges that Buyer is not relying on any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller, including, without limitation, any covenant, representation or warranty regarding or relating to (a) the operation of the Personal Property; (b) the merchantability or fitness of any item of the Personal Property for a particular purpose; or (c) the physical condition of the Personal Property.

This Bill of Sale shall be governed by, interpreted under, construed under, and enforceable in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale to Buyer as of the date set forth below, which Bill of Sale (and the transfer of the Personal Property to Buyer) shall be effective as of the Effective Date.

SELLER:                                                      STMICROELECTRONICS, Inc.

By:

Name:

Title:

Date:

SCHEDULE 1

PERSONAL PROPERTY

[TO BE ATTACHED]